UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018 (December 15, 2018)

Jialijia Group Corporation Limited

(Exact name of registrant as specified in its charter)

Nevada	333- 209900	35-2544765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Room 402, Unit B, Building 5, Guanghua Community

Guanghua Road, Tianning District, Changzhou City, Jiangsu Province, China 213000

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (86-519) 8980-1180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Natural Gas Project Cooperation Agreement

On December 15, 2018, Nanjing Huazhongyun Management and Management Partnership, a privately held company incorporated under the laws of the People’s Republic of China (“Huazhongyun”) and Jialijia Group Corporation Limited, a Nevada corporation (the “Company”), entered into a Natural Gas Project Cooperation Agreement (the “Cooperation Agreement”), pursuant to which, among other matters, and subject to the satisfaction of the conditions set forth in the Cooperation Agreement, the Company shall exchange 25% of its current issued and outstanding shares held by Mr. Dongzhi Zhang for 40% of Huazhongyun’s equity capital held by Mr. Zhou Benlai. The respective boards of directors of the Company and Huazhongyun have each unanimously approved the Cooperation Agreement.

The transaction underlying the Cooperation Agreement is subject to customary closing conditions, such as receipt of required regulatory approvals. Closing is expected to occur on March 15, 2019. The parties involved are expected to work diligently to ensure a successful closing.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Cooperation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Reorganization Agreement

Simultaneously with the execution and delivery of the Cooperation Agreement, the Company entered into a reorganization agreement with Shenzhen Wenchuan Industrial Corporation, Ltd. ( “Wenchuan”), pursuant to which, among other matters, and subject to the satisfaction of the conditions set forth in the Reorganization Agreement, the Company shall purchase 70% of the equity capital of Wenchuan and 70% of the equity capital of Hunan Rucheng Wenchuan Gas Corporation, Ltd. (“Rucheng”), which is wholly held by Wenchuan. Pursuant to the Reorganization Agreement, Wenchuan shall receive (i) RMB ¥12,000,000 in cash, and (ii) 16,571 shares of the Company’s common stock. The respective boards of directors of the Company and Huazhongyun have each unanimously approved the Cooperation Agreement.

The transaction underlying the Reorganization Agreement is subject to customary closing conditions, such as shareholder approval of the Reorganization Agreement and receipt of required regulatory approvals. Closing is expected to occur on March 15, 2019. The parties involved are expected to work diligently to ensure a successful closing.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Reorganization Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transactions and arrangements described under Item 1.01 above, the Company appointed : (i) Mr. Dongzhi Zhang as the Company’s Chairman of the Board, effective as of December 15, 2018; (ii) Mr. Benlai Zhou as the Company’s Supervisor of the Board of Directors, effective as of December 15, 2018; (iii) Mr. Jiannan Wu as the Company’s General Manager, effective as of December 15, 2018; and (iv) Ms. Weixia Hu as the Company’s Chinese Region Chief Representative, effective as of December 15, 2018.

Mr. Dongzhi Zhang, age 57, has been serving as the Chairman of Jialijia Group Co., Ltd since 2010. Over the years, Mr. Dongzhi Zhang has devoted himself to enterprise management and has abundant corporate management experience. From January 2007 to July 2012, Mr. Wang served as the Senior Manager of Crowe CPA Group. From 2002 to 2010, he served as a General Manager of Beijing Jianghong Investment Co., Ltd. From 1997 to 2001, Mr. Zhang served as a General Manager of Jiangsu Changzhou Nanyuan Trading Company. From 1979 to 1996, Mr. Zhang served as a Chairman of Jiangsu Changzhou Wujin Tangyangjiu Company. He received his Associate Degree from Jiangsu Changzhou Commercial Bureau Internal College in 1981.

Mr. Benlai Zhou, age 42, founded Nanjing Huazhongyun group Co., Ltd. in 2017 and serves as its Chairman until the present. From 2007 to 2012, Mr. Zhou founded Laoxiangzhang Food Chain Co., Ltd. and served as its General Manager. From 2002 to 2007, he founded Chuwangfu Food Research And Development Co., Ltd. and served as its General Manager. From 1999 to 2002, Mr. Zhou worked as a freelancer—he visited many African countries and studied African culinary culture during his trips. He received his High School Diploma from Wuhan No. 2 Middle School in 1996.

Mr. Jiannan Wu, age 56, has been serving as a Director of Guangdong Provincial Health Care Association since March 2013. Since May 2014, Mr. Xu has been serving as the Chairman of Shenzhen Xiude Medical Nursing Group. Since December 2015, he has been serving as the Honorary President of Meizhou Surname Culture Research Association of Guangdong Province. Since 2017, he has been serving as the Executive Director of Smart Medical Research Center of the World City Smart Engineering Technology (Beijing) Research Institute. Since December 2017, he has been serving as the President of Shenzhen Expert Federation. Since 2018, he has been serving as the Chairman of the Shenzhen Science and Technology Economic Promotion Association, Qianhai Division. Mr. Wu received his Bachelor in Applied Chemical Technology from Zhengzhou Institute of Technology in July 2002. He received his Master’s Degree in Business Administration from United University of Hong Kong in 2007.

Ms. Weixia Hu, age 48, has been serving as the legal representative, Chairman of the Board of Supervisors, Marketing Director and Sales Representative of Zhongyun Management and Management Partnership (Limited Partnership) from 2018 until the present. From 2007 to 2012, Mr. Zhou founded Laoxiangzhang Food Chain Co., Ltd. and served as its General Manager. From 2007 to 2010, she served as a Marketing Director for Amway (China) Daily Necessities Co., Ltd. From 2004 to 2006, she served as a General Manager of Wuhan Xinyida Company. From 1994 to 2003, she served as a sales member for Shiyan Dongfeng Motor Company. Ms. Hu received her specialist degree from Dongfeng Motor Vehicle College.

Mr. Dongzhi Zhang was appointed to serve as the Company’s Chairman of the Board of Directors upon approval of a shareholder meeting. Mr. Dongzhi Zhang does not have any family relationship with any other director or executive officer of the Company. There have been no related party transactions between the Company and Mr. Dongzhi Zhang reportable under Item 404(a) of Regulation S-K.

Mr. Zhou Benlai was appointed to serve as the Company’s Supervisor of the Board of Directors upon approval of a shareholder meeting. Mr. Dongzhi Zhang does not have any family relationship with any other director or executive officer of the Company. There have been no related party transactions between the Company and Mr. Zhou Benlai reportable under Item 404(a) of Regulation S-K.

Mr. Jiannan Wu was appointed to serve as the Company’s General Manager upon approval of the Board. Mr. Jiannan Wu does not have any family relationship with any other director or executive officer of the Company. There have been no related party transactions between the Company and Mr. Jiannan Wu reportable under Item 404(a) of Regulation S-K.

Ms. Weixia Hu was appointed to serve as the Company’s Chinese Region Chief Representative upon approval of the Board. Ms. Weixia Hu does not have any family relationship with any other director or executive officer of the Company. There have been no related party transactions between the Company and Ms. Weixia Hu reportable under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Natural Gas Project Cooperation Agreement, dated December 15, 2018, by and between Jialijia Group Corporation Limited and Nanjing Huazhongyun Management and Management Partnership

10.2	Reorganization Agreement, dated December 15, 2018, by and between Jialijia Group Corporation Limited and Shenzhen Wenchuan Industrial Corporation, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2018	ONCOMED PHARMACEUTICALS, INC.

	By:	/s/ Jin Na
Jin Na Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial and Accounting officer), President